Exhibit 10.40
January 16, 2007
Landel Hobbs
Chief Operating Officer
Time Warner Cable
290 Harbor Drive
Stamford, CT 06802
     RE:       Employment Agreement Amendment
Dear Landel:
     Pursuant to Section 11.6 of your employment agreement dated August 31, 2005 (the “Employment Agreement”), in connection with the relocation of Time Warner Cable Inc.’s (the “Company”) principal corporate offices to One Time Warner Center, New York, N.Y., the Company seeks a limited waiver of a breach of Section 2(iv) (place for performance of your services) of the Employment Agreement.
     By signing this letter where indicated below you hereby agree that the Company’s relocation of its principal corporate offices and the addition of New York, New York as the place for performance of your services does not constitute a breach of Section 2(iv) of the Employment Agreement and you hereby waive any breach of Section 2(iv) with respect to the relocation to New York, New York.
     The Company does not seek a waiver with respect to any other provision of the Employment Agreement or any other change in the place of performance of your services.
Sincerely,
/s/ Marc Lawrence-Apfelbaum
Marc Lawrence-Apfelbaum
AGREED TO:
/s/ Landel Hobbs
Landel Hobbs